UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

SJW GROUP
(Name of Registrant as Specified In Its Charter)

CALIFORNIA WATER SERVICE GROUP
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This filing contains a press release issued by California Water Group on May 11, 2018 related to California Water Group’s all-cash proposal to acquire SJW Group.

Forward-Looking Statements

This filing and the following documents contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about California Water, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s Acquisition Proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 2, 2018, California Water filed a preliminary proxy statement with the Securities and Exchange Commission (the “Preliminary Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW Group and Connecticut Water Group. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT TO BE FILED BY CALIFORNIA WATER (WHEN IT IS AVAILABLE), AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW Group stockholders in connection with the proposed transaction between California Water and SJW Group. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Preliminary Proxy Statement.

**************************************************************

California Water Service Group Responds to SJW Group’s Deceptive Letter to Stockholders

SAN JOSE, Calif. — May 11, 2018 — California Water Service Group (NYSE: CWT) today issued the following statement in response to a stockholder letter that the Board of Directors of SJW Group (NYSE: SJW) made public today.

“It’s unfortunate that SJW’s Board of Directors is continuing to resort to fear-mongering and hyperbole, while ignoring the facts, to pressure its stockholders into accepting an inferior no-premium transaction with Connecticut Water that puts squarely on its investors the risk of operating two separate water systems 3,000 miles apart.  It defies credulity for SJW’s Board to characterize the certain value that our all-cash proposal will deliver as ‘illusory’ while touting that its all-stock merger with Connecticut Water will deliver ‘concrete’ value.  SJW stockholders deserve actual details and quantification of such ‘concrete’ value in lieu of the vague aspirational statements that the SJW Board continues to make.

“If SJW’s Board prefers a stock transaction, we previously gave them that option.  Last September, we made a private offer for stock or cash, which the SJW Board summarily rejected with no engagement.  It’s curious that SJW failed to disclose this highly material fact in its preliminary proxy statement — and continues to hide it from its stockholders.  SJW’s stockholders deserve better from their Board.

“The facts are that our $68.25 per share all-cash proposal exceeds SJW’s all-time high closing share price, represents a 30% premium to SJW’s share price at the time of California Water’s April 4, 2018 proposal and represents a 20% premium to SJW’s closing stock price on April 25, the day before we made our offer public.

“It’s time for SJW’s Board to stop making baseless assertions.  We again invite SJW’s Board to engage with us to create value for all of our stakeholders, instead of continuing with a misinformation campaign that only hurts the stockholders, employees, customers and local communities of both companies.”

Morgan Stanley is acting as financial advisor to California Water, and Gibson, Dunn & Crutcher LLP is acting as its legal advisor.

About California Water Service Group
California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service, CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico, and Hawaii communities. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: the failure to consummate the proposed transaction with SJW upon the terms set forth in California Water’s proposal; governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as our annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission. California Water assumes no obligation to provide public updates of forward-looking statements except to the extent required by law.

Important Additional Information

On May 2, 2018, California Water filed a preliminary proxy statement with the Securities and Exchange Commission (the “Preliminary Proxy Statement”) to solicit proxies in opposition to resolutions related to the pending merger between SJW Group and Connecticut Water Service, Inc. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT TO BE FILED BY CALIFORNIA WATER (WHEN IT IS AVAILABLE), AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the Securities and Exchange Commission’s website (www.sec.gov) or by directing a request to Innisfree M&A Incorporated at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

Participants in the Solicitation

California Water, its directors and certain of its officers and employees may be deemed to be participants in any solicitation of SJW Group stockholders in connection with the proposed transaction between California Water and SJW Group. Information about such participants, and a description of their direct or indirect interests, by security holdings or otherwise, is included in the Preliminary Proxy Statement.

Investor Contact

Thomas Smegal

(408) 367-8200

Innisfree M&A Incorporated

Scott Winter

(212) 750-7271

Media Contact
Shannon Dean

(408) 367-8243

Sard Verbinnen & Co

Meghan Gavigan/David Isaacs

(415) 618-8750